EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 24, 2025, with respect to the consolidated financial statements of PepGen Inc., incorporated herein by reference.

/s/ KPMG LLP

Phoenix, Arizona
February 24, 2025